Tauriga Sciences Inc. Secures Investment of $80,000 USD Through a 5% Promissory Note with Fixed Conversion Price of $0.00125 per share

NEW YORK, June 29, 2017 /PRNewswire/ — Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or the “Company”), engaged in the building of life sciences businesses and technologies, today announced that it has secured $80,000 USD in financing from GS Capital Partners, LLC (“GS Capital”), a New York based small institutional investor. This financing is comprised of a 5% interest bearing Promissory Note with a fixed conversion price of $0.00125 per share and a term of twelve months. This conversion price will not drop below the price of $0.00125 unless the Company enters into an agreement which offers a more favorable conversion discount.

In addition, the Company will immediately issue to GS Capital 5,000,000 “restricted” shares of the Company’s common stock and a 5-year warrant to purchase 16,000,000 shares of the Company’s common stock at an exercise price of $0.0035 per share. The Company has agreed to reserve 67,200,000 shares of common stock with its transfer agent pursuant to this Promissory Note. This 67,200,000 is inclusive of the 5% interest as it would apply to the overall investment. The $80,000, on its own, would convert into 64,000,000 shares at the established fixed price of $0.00125 per share.

A Form 8-K will filed within the next four business days, fully disclosing the material terms and conditions of this financing.

Tauriga’s Chief Executive Officer, Seth M. Shaw, commented, “The Company is pleased to have completed this financing at terms it considers to be both beneficial to its shareholders and mindful to dilution. The Company plans to continue its efforts to repay and retire its existing convertible debt that does not incorporate this type of fixed price conversion feature. The Company continues to realize important progress on multiple fronts and looks forward to building the type of foundation conducive to a successful future.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (OTC PINK: TAUG) is a life sciences company engaged in the development, marketing, distribution and potential licensing of a broad array of products and technologies that may help individuals who are affected by muscle tension. The Company has already identified potential products and technologies of interest and is actively working towards the goal of creating an innovative product line to launch the business activities of ColluMauxil Therapeutics LLC (The Company’s previously announced new planned wholly owned subsidiary). The Company believes that one of its most important strengths is its access to and relationships with potentially substantial distribution systems and networks. The Company intends to capitalize on distribution opportunities and will continually update shareholders on such developments. The Company is also prosecuting (as Plaintiff) its ongoing malpractice lawsuit against its predecessor audit firm, for which it’s seeking monetary damages in excess of $4,500,000 USD.

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation: expectations, expects, anticipates, believes, hopes, beliefs, plans and objectives regarding the development, use and marketability of products as well as the attainment of certain corporate goals and milestones (i.e. SEC Periodic Filings, Filing of Proxies, etc.). Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:

Tauriga Sciences, Inc.

Mr. Seth Shaw

Chief Executive Officer

Tel: 1-917-796-9926

Email: sshaw@tauriga.com